UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 21, 2007

Interpharm Holdings, Inc.

(Exact name of Registrant as specified in charter)

Delaware	0-22710	13-3673965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Adams Avenue, Hauppauge, New York	11788
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 952 0214

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As Interpharm Holdings, Inc. (“Holdings”) previously disclosed, on October 15, 2007, it received notice from the American Stock Exchange (“AMEX”) of a continuing listing deficiency due to the fact that it did not file its Annual Report on Form 10-K as required by Sections 134 and 1101 of the AMEX Company Guide. Trading in Holding’s stock was halted pending Holdings curing the deficiency.

As of the date of this Current Report, Holdings has been advised by the AMEX that its continuing listing deficiency has been resolved as a result of Holdings filing its Annual Report on Form 10-K and its Form 10-Q for the quarter ended September 30, 2007. Holding’s common stock re-commenced trading on December 20, 2007.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERPHARM HOLDINGS, INC.

December 21, 2007	By: /s/ Peter Giallorenzo
Peter Giallorenzo
Chief Financial Officer and Chief Operating Officer